Exhibit 99.1

EQM TECHNOLOGIES & ENERGY, INC. ANNOUNCES THIRD QUARTER RESULTS

THIRD QUARTER RESULTS IMPACTED BY REDUCED FEDERAL SPENDING

Cincinnati, OH, November 15, 2013 – EQM Technologies & Energy, Inc. (OTCQB: EQTE) (“EQM”), a leading provider of environmental services to government and commercial businesses, today announced results for the third quarter ended September 30, 2013.

Revenue from continuing operations for the quarter ended September 30, 2013 was $15.6 million compared to $24.4 million for the third quarter of the prior year. Operating loss from continuing operations for the third quarter was $1.1 million compared to operating income from continuing operations of $600 thousand for the third quarter of 2012. Net loss for the third quarter was $2.1 million, or $0.05 per share, compared to a net loss of $172 thousand, or $0.00 per share, for the third quarter of 2012. EBITDA from continuing operations (earnings before discontinued operations, interest, taxes, depreciation and amortization) for the third quarter of 2013 was negative $0.7 million compared to positive $1.2 million in 2012.

Revenue from continuing operations for the nine months ended September 30, 2013 was $37.7 million compared to $48.6 million for the same period in 2012. Operating loss from continuing operations for the nine months ended September 30, 2013 was $2.2 million compared to operating income from continuing operations of $0.4 million for the same period of 2012. Net loss for the nine months ended September 30, 2013 was $3.6 million, or $0.09 per share, compared to a net loss of $0.9 million, or $0.02 per share, for the same period in 2012. EBITDA from continuing operations (earnings before discontinued operations, interest, taxes, depreciation and amortization) for the nine months ended September 30, 2013 was negative $1.0 million compared to positive $2.3 million for the same period in 2012.

During the three months ended September 30, 2013, our decline in revenues was primarily the result of a decline in our revenues from the federal government, principally the Environmental Protection Agency (“EPA”), on account of both the lingering effects of the federal budget sequester and the anticipation of the shutdown of the federal government in October of 2013. As a result, we experienced delays in the funding of both existing and new projects, as well as a slowing of new contract awards. During November of 2013, most of our current government projects were restarted. However, we continue to experience delays in project funding and the start of new projects, which may adversely impact our revenue and our profitability.

In October 2013, Vertterre, our wholly owned subsidiary acquired last December, along with third party investors, began the development and construction of a landfill gas to electricity facility in the state of Texas. Vertterre will provide engineering services, equipment, and management services to the landfill facility.

“While work under our existing long-term contracts with the EPA had been delayed or temporarily stopped, we are expecting approximately $40.0 million in future near term revenues under these contracts,” said Jon Colin, Interim Chief Executive Officer of EQM. “We are cautiously optimistic regarding the continued demand in the government sector, yet we remain concerned that federal budget volatility may result in lower government spending and correspondingly limited revenue growth opportunities for us,” continued Colin.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA from continuing operations which is a non-GAAP measure. EBITDA from continuing operations is determined by taking net loss and adding back the income (loss) from discontinued operations, amortization of intangible assets, depreciation and amortization of property and equipment, income tax expense and interest expense. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation to the comparable GAAP measure is available in the accompanying schedule. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

EQM Technologies & Energy, Inc.

EQM, based in Cincinnati, OH, is a leading provider of environmental services - consulting & engineering, clean technology, and remediation & construction management - to the public and industrial sectors, with approximately 244 employees and satellite offices and operations in 11 states.  EQM has longstanding relationships and multi-year contracts with numerous federal agencies, including the Environmental Protection Agency and the Department of Defense (including the Air Force Center for Engineering & Environment, Naval Facilities Engineering Command, and the Army Corps of Engineers), as well as private sector clients across numerous industries.  For more information, please visit www.eqm.com.

Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. To the extent the content of this press release includes forward-looking statements; they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information and the continued successful implementation of the Company's business strategy.

Certain of these risks and uncertainties are described in greater detail in EQM‘s filings with the Securities and Exchange Commission. EQM is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact

EQM Technologies & Energy, Inc.

Robert Galvin, 800-229-7495 or 513-742-7219

Chief Financial Officer

Fax: 513-825-7495

rgalvin@eqm.com

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	As of
	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,116,807	$42,219
Accounts receivable, net	6,986,831	9,994,407
Cost and estimated earnings in excess of billings on uncompleted contracts, net	5,792,475	5,480,206
Prepaid expenses and other current assets	455,513	460,218
Deferred income taxes	–	1,976,823
Current assets of discontinued operations	29,530	600,898

Total current assets	15,381,156	18,554,771

Property and equipment, net	637,357	773,095
Intangible assets, net	4,055,084	4,491,443
Goodwill	2,762,083	2,762,083
Other assets	603,206	850,309
Other assets of discontinued operations	2,339	4,250,777

Total assets	$23,441,225	$31,682,478

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	As of
	September 30, 2013	December 31, 2012
	(unaudited)
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,073,909	$9,341,047
Accrued expenses and other current liabilities	4,494,591	4,501,441
Billings in excess of costs and estimated earnings on uncompleted contracts	22,320	244,226
Loan agreement	5,101,258	4,910,773
Current portion of capitalized lease obligations	23,337	45,209
Derivative liabilities	5,822	81,663
Current portion of convertible promissory notes, net	2,860,894	–
Current liabilities of discontinued operations	405,206	1,160,142

Total current liabilities	20,987,337	20,284,501

Long-term liabilities:
Notes payable	250,000	250,000
Convertible promissory notes, net, less current portion	1,866,246	6,073,087
Capitalized lease obligations, less current portion	15,264	10,715
Deferred income taxes	–	1,246,257
Deferred rent	117,585	126,971

Total long-term liabilities	2,249,095	7,707,030

Total liabilities	23,236,432	27,991,531

Commitments and contingencies (Note 10)

Redeemable preferred stock, $0.001 par value, 5,000,000 shares authorized:
Series A Convertible Preferred stock, 952,381 shares designated,
952,381 shares issued and outstanding at December 31, 2012
at stated value; liquidation preference of $3,000,000	–	3,000,000

Stockholders' equity:
Series A Convertible Preferred stock, $0.001 par value, 5,000,000 shares authorized:
952,381 shares designated, issued and outstanding at September 30, 2013 at stated value;
liquidation preference of $3,000,000	3,000,000	–
Common stock, $0.001 par value, 70,000,000 shares authorized;
41,473,570 shares issued and outstanding at September 30, 2013 and
December 31, 2012, respectively	41,474	41,474
Additional paid-in capital	7,602,949	7,482,615
Accumulated deficit	(10,439,630)	(6,833,142)

Total stockholders' equity	204,793	690,947

Total liabilities, redeemable preferred stock and stockholders' equity	$23,441,225	$31,682,478

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues	$15,623,405	$24,394,143	$37,718,888	$48,612,028

Cost of revenues	12,704,888	20,667,926	29,032,552	38,638,826
Gross profit	2,918,517	3,726,217	8,686,336	9,973,202

Operating expenses:
Selling, general and administrative expenses	3,681,568	2,880,276	9,802,871	8,901,192
Depreciation and amortization	365,575	245,763	1,073,468	715,910
Total operating expenses	4,047,143	3,126,039	10,876,339	9,617,102

Operating (loss) income	(1,128,626)	600,178	(2,190,003)	356,100

Other (expense) income:
Change in fair value of derivative liabilities	13,277	90,347	76,458	1,021,224
Interest expense	(308,786)	(300,522)	(890,491)	(942,554)
Other income	3,000	234,425	4,100	234,425
Other (expense) income, net	(292,509)	24,250	(809,933)	313,095

(Loss) income from continuing operations before income taxes	(1,421,135)	624,428	(2,999,936)	669,195

Income tax expense from continuing operations	684,266	306,021	568,729	332,789

(Loss) income from continuing operations	(2,105,401)	318,407	(3,568,665)	336,406
Discontinued operations:
Loss from discontinued operations, net of tax	–	(490,069)	(385,994)	(1,227,212)
Gain on disposal of Biodiesel Production Facility, net of tax	27,296	–	348,171	–
Income (loss) from discontinued operations, net of tax	27,296	(490,069)	(37,823)	(1,227,212)

Net loss	$(2,078,105)	$(171,662)	$(3,606,488)	$(890,806)

Basic and diluted net loss per share:
Continuing operations	$(0.05)	$0.01	$(0.09)	$0.01
Discontinued operations, net of tax	–	(0.01)	–	(0.03)

Net loss per common share	$(0.05)	$–	$(0.09)	$(0.02)

Weighted average number of common shares outstanding -
basic and diluted	40,650,387	40,650,387	40,650,387	39,106,399

EQM TECHNOLOGIES & ENERGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

EBITDA and Adjusted EBITDA from continuing operations

Net loss (GAAP)	$(2,078,105)	$(171,662)	$(3,606,488)	$(890,806)
Add back the items:
Loss (income) from discontinued operations	(27,296)	490,069	37,823	1,227,212
Depreciation and amortization	365,575	245,763	1,073,468	715,910
Interest expense	308,786	300,522	890,491	942,554
Income tax expense	684,266	306,021	568,729	332,789
EBITDA from continuing operations	$(746,774)	$1,170,713	$(1,035,977)	$2,327,659